Exhibit 10.15

CAPITAL CONTRIBUTION AGREEMENT

THIS CAPITAL CONTRIBUTION AGREEMENT is made and entered into as of this 20th day of April, 2012, by and between (i) Perfect Sting Racing Corporation (“Raceco”) and (ii) Golden Pegasus Racing Incorporated (“Golden Pegasus”).

W I T N E S S E T H:

1. Capital Contribution. Golden Pegasus is currently the sole shareholder of Raceco and in connection with the anticipated initial public offering (the “IPO”) of common shares of Raceco, Golden Pegasus hereby agrees to pay any and all commissions and expense reimbursements paid to selling agents in connection with the IPO through an additional capital contribution to Raceco. No additional shares are to be issued in consideration for any such additional capital contribution. Any such additional capital contribution will be paid no later than the closing date of the IPO.

2. Representations and Warranties of Golden Pegasus. Golden Pegasus represents and warrants to Raceco:

(a) Binding Obligation. This Capital Contribution Agreement is a valid, binding obligation of Golden Pegasus, enforceable in accordance with its terms; and

(b) No Violation. The execution, delivery and performance of the Capital Contribution Agreement by Golden Pegasus do not violate any laws, regulations, orders, decrees or agreements binding upon or affecting Golden Pegasus or this transaction;

3. Representations and Warranties of Raceco. Raceco represents and warrants to Golden Pegasus that the execution, delivery and performance of this Capital Contribution Agreement by Raceco do not violate any laws, regulations, orders, decrees or agreements binding upon or affecting Raceco or this transaction.

4. Governing Law. The Capital Contribution Agreement was entered into and shall be governed by and construed in accordance with the laws of the State of Florida.

IN WITNESS WHEREOF, this agreement has been signed by Golden Pegasus and Raceco as of the date first above written.

PERFECT STING RACING CORPORATION

By:	/s/ Lyle Strachan
Name: Lyle Strachan
Title: Chief Financial Officer

GOLDEN PEGASUS RACING INCORPORATED

By:	/s/ Michael Rogers
Name: Michael Rogers
Title: Chief Executive Officer

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